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                                                                     EXHIBIT (J)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A ("Registration Statement") of our report dated February 8, 2002, relating to the financial statements and financial highlights which appear in the December 31, 2001 Annual Report to Shareholders of Sierra Club Stock Fund, a portfolio of Forward Funds, Inc. (formerly Forward Garzarelli U.S. Equity Fund), which is also incorporated by reference into the Registration Statement. We also consent to references to us under the headings "Financial Highlights", "Financial Statements" and "Independent Accountants" in such Registration Statement.

PricewaterhouseCoopers LLP
San Francisco, California
December 27, 2002

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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A ("Registration Statement") of our report dated February 8, 2002, relating to the financial statements and financial highlights which appear in the December 31, 2001 Annual Report to Shareholders of Forward Hansberger International Growth Fund, Forward Hoover Small Cap Equity Fund and Forward Uniplan Real Estate Investment Fund, each a portfolio of Forward Funds, Inc., which are also incorporated by reference into the Registration Statement. We also consent to references to us under the headings "Financial Highlights", "Financial Statements" and "Independent Accountants" in such Registration Statement.

PricewaterhouseCoopers LLP
San Francisco, California
December 27, 2002